UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2013

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2013, Triangle Petroleum Corporation (the “Company” or “Triangle”) entered into a Retirement and General Release Agreement (the “Retirement Agreement”) with Joseph B. Feiten, the Company’s Principal Accounting Officer, setting forth certain terms relating to Mr. Feiten’s retirement from the Company effective December 10, 2013 (the “Retirement Date”).  The Retirement Agreement provides that Mr. Feiten will continue to receive his current base salary and benefits through the Retirement Date, and Mr. Feiten will receive a cash payment of $75,000 on the Retirement Date.  Between the date of this Current Report and the Retirement Date, the Company plans to hire a suitable replacement for Mr. Feiten to enable a smooth transition of duties.  The Retirement Agreement further specifies that Mr. Feiten will provide consulting services to the Company for the two year period following the Retirement Date for consulting fees of $50,000 per year.  Mr. Feiten’s unvested equity grants will continue to vest on their original vesting schedules through the Retirement Date and during the following two year consulting period.

The foregoing description of the Retirement Agreement is a summary only and is qualified in its entirety by reference to the Retirement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Triangle would like to thank Mr. Feiten for his hard work and commendable service.  The Triangle team looks forward to Mr. Feiten’s continued support and guidance as he transitions toward a well-deserved retirement.

Item 5.08  Shareholder Director Nominations.

The Company’s Board of Directors has set August 30, 2013 as the date of the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). Stockholders of record on July 15, 2013 will be entitled to vote at the 2013 Annual Meeting. Because the 2013 Annual Meeting will be held on a date more than 30 days before the one-year anniversary of the date of the Company’s 2012 Annual Meeting of Stockholders, the Company is reporting a deadline for the submission of stockholder proposals for the 2013 Annual Meeting.

Stockholders who intend to present a proposal regarding a director nomination or other matter of business at the 2013 Annual Meeting, and who wish to have those proposals included in the Company’s proxy statement for the 2013 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must ensure that those proposals, including any notice on Schedule 14N, are received by the Corporate Secretary at 1200 17th Street, Suite 2600, Denver, CO 80202 on or before the close of business on July 1, 2013, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials. Those proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2013 Annual Meeting.

In addition, under the Company’s Bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2013 Annual Meeting, and who do not intend to have those proposals included in the Company’s proxy statement and form of proxy relating to the 2013 Annual Meeting pursuant to Securities and Exchange Commission regulations, must ensure that notice of any such proposal (including certain additional information specified in the Company’s Bylaws) is received by the Corporate Secretary at the address specified above on or before the close of business on July 1, 2013. Those proposals, and the additional information specified by the Bylaws, must be submitted within this time period in order to be considered at the 2013 Annual Meeting.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Retirement and General Release Agreement, dated June 18, 2013, between Triangle Petroleum Corporation and Joseph B. Feiten.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 10.1*	Retirement and General Release Agreement, dated June 18, 2013, between Triangle Petroleum Corporation and Joseph B. Feiten.

* Filed herewith.